As filed with the Securities and
Exchange Commission on June 14, 2001                  Registration No.
                       -------------                                   ---------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------



                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                        --------------------------------

                                   Graco Inc.
             (Exact name of registrant as specified in its charter)

Minnesota                                                             41-0285640
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               88-11th Avenue N.E.
                        Minneapolis, Minnesota 55413-1894
               (Address of principal executive offices) (Zip Code)

                                   Graco Inc.
                              Stock Incentive Plan
                            (Full title of the plan)

                               Robert M. Mattison
                       V. P., General Counsel & Secretary
                               88-11th Avenue N.E.
                        Minneapolis, Minnesota 55413-1894
                     (Name and address of agent for service)

                                 (612) 623-6664
          (Telephone number, including area code, of agent for service)
                       ----------------------------------



                         CALCULATION OF REGISTRATION FEE


                                      Proposed      Proposed
                                      maximum       maximum
Title of            Amount            offering      aggregate       Amount of
securities          to be             price per     offering        registration
being registered    registered        share (1)     price (1)       fee

Common Stock
($1.00 par value)   1,500,000 shares  $31.315       $46,972,500     $11,743.13
                                      -------       -----------     ----------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c)and 457 (h)(1), based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 12, 2001.
                 -------------

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Graco Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000;

          (b) the Company's Report on Form 10-Q for the thirteen weeks ending March 30, 2001 and the Company's Report on Form 10-Q/A for the thirteen weeks ending March 30, 2001; and

          (c) the description of the Company's Common Stock, par value $1.00 per share, contained in any registration statement or report filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Statutes requires, except as limited in the Articles of Incorporation or Bylaws of the Company, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         The Bylaws of the Company provide that the Company shall indemnify officers and directors, for such liabilities, in such manner, under such circumstances, and to such extent as permitted by Section 302A.521, as now enacted or hereafter amended. This indemnification may include indemnifica-tion for liabilities arising under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          4.1 Restated Articles of Incorporation of Graco Inc., as amended December 8, 2000 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000)
          4.2 Rights Agreement dated as of February 25, 2000, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent, including as Exhibit A the form of the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Shares. (Incorporated by reference to
               Exhibit 4 to the Company's  Report on Form 8-K dated February 25,
               2000)
          4.3 Credit Agreement dated July 2, 1998, between the Company and U.S. Bank National Association, as Agent for a combination of banks. (Incorporated by reference to Exhibit 4 to the Company's Report on Form 10-Q for the thirty-nine weeks ended September 25,
               1998)
          4.4 Amendment dated August 31, 1999 to Credit Agreement dated June 26, 1998 between the Company and Wachovia Bank, N.A. (Incorporated by reference to Exhibit 4 to the Company's Report on Form 10-Q for the thirty-nine weeks ended September 24, 1999)
          5.1 Opinion of Robert M. Mattison, Vice President, General Counsel and Secretary of Graco Inc., regarding legality
          23.1 Consent of Deloitte & Touche LLP, independent auditors
          23.2 Consent of Robert M. Mattison, Vice President, General Counsel and Secretary of Graco Inc. (included in Exhibit 5.1 above)
          24.1 Power of Attorney

Item 9.  Undertakings.

A.  Post-Effective Amendments.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 15th day of June, 2001.

Graco Inc.



By:  /s/ Robert M. Mattison
     Robert M. Mattison
     Vice President, General Counsel
        and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



/s/ George Aristides          Chief Executive Officer
George Aristides              (Principal Executive Officer)


/s/ Mark W. Sheahan           Vice President and Treasurer
Mark W. Sheahan               (Principal Financial Officer)


/s/ James A. Graner           Vice President and Controller
James A. Graner               (Principal Accounting  Officer)

David A. Koch                 Director, Chairman Emeritus
George Aristides              Director, Chairman of the Board and Chief
                                 Executive Officer
Ronald O. Baukol              Director
Robert G. Bohn                Director
William J. Carroll            Director
Kevin J. Gilligan             Director
Lee R. Mitau                  Director
James H. Moar                 Director
Martha A.M. Morfitt           Director
Mark Rauenhorst               Director
William G. Van Dyke           Director

George Aristides, by signing his name hereto, does hereby sign this document on behalf of himself and each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such persons (set forth in Exhibit 24.1 to this Registration Statement).



/s/ George Aristides
George Aristides
(For himself and as attorney-in-fact)

Dated: June 15, 2001
       -------

                                 EXHIBIT INDEX


Exhibit                                                                     Page
 4.1    Restated Articles of Incorporation of Graco Inc.,
        as amended December 8, 2000 (incorporated by reference
        to Exhibit 3.1 to the Company's Annual Report on
        Form 10-K for the fiscal year ended December 29, 2000)
 4.2    Rights  Agreement  dated as of  February  25,  2000,
        between the Company and Norwest Bank Minnesota, National
        Association, as Rights Agent, including as Exhibit A the
        form of the Certificate of Designation, Preferences and
        Rights of Series A Junior Participating Preferred Shares.
        (Incorporated by reference to Exhibit 4 to the Company's
        Report on Form 8-K dated February 25, 2000)
 4.3    Credit Agreement dated July 2, 1998, between the Company
        and U.S. Bank National Association, as Agent for a
        combination of banks. (Incorporated by reference to Exhibit
        4 to the Company's Report on Form 10-Q for the thirty-nine weeks ended September 25, 1998)
 4.4    Amendment dated August 31, 1999 to Credit  Agreement dated
        June 26, 1998 between the Company and Wachovia Bank, N.A.
        (Incorporated by reference to Exhibit 4 to the Company's
        Report on Form 10-Q for the thirty-nine weeks ended
        September 24, 1999)
 5.1    Opinion of Robert M. Mattison regarding legality                       6
23.1    Consent of Deloitte & Touche LLP, independent auditors                 7
23.2    Consent of Robert M. Mattison (included in Exhibit 5.1)                6
24.1    Power of Attorney                                                      8

Exhibit 5.1




June 8, 2001




Graco Inc.
88-11th Avenue N.E.
Minneapolis, Minnesota  55413-1894

To Whom it May Concern:

I am a member of the bar of the State of Minnesota and Vice President, General Counsel and Secretary of Graco Inc. (the "Company"). Reference is made to the Registration Statement on Form S-8 that the Company intends to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering 1,500,000 shares of Common Stock, $1.00 par value, of the Company, to be issued to employees, officers and non-employee directors of the Company pursuant to the Graco Inc. Stock Incentive Plan (the "Plan"). I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion. I am of the opinion that the shares of Common Stock to be issued upon exercise of stock options granted pursuant to the Plan, will be legally issued, fully paid and nonassessable, provided (i) the value received by the Company is at least equal to the par value of the shares of Common Stock and (ii) the Registration Statement shall have become effective under the Securities Act of 1933, as amended.

I  consent  to  the  use of  this  opinion  as an  exhibit  to the  Registration
Statement.

Very truly yours,



/s/ Robert M. Mattison
Robert M. Mattison
Vice President, General Counsel
     and Secretary

Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Graco Inc. on Form S-8 of our report dated January 22, 2001, appearing in the Annual Report on Form 10-K of Graco Inc. for the year ended December 29, 2000.



/s/Deloitte & Toucke LLP
Deloitte & Touche LLP
Minneapolis, Minnesota
June 15, 2001

Exhibit 24.1
                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Aristides his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933 for the registration of 1,500,000 shares of Common Stock of Graco Inc. under the Graco Inc. Stock Incentive Plan and any and all post-effective amendments thereto, and to file such registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, this Power of Attorney has been signed by the following persons on the date indicated.

                                                Date
                                                ------------------

         /S/ GEORGE ARISTIDES                   June 15, 2001
         ------------------------               ------------------
         G. Aristides

         /S/ RONALD O. BAUKOL                   June 15, 2001
         ------------------------               ------------------
         R. O. Baukol

         /S/ ROBERT G. BOHN                     June 15, 2001
         ------------------------               ------------------
         R. G. Bohn

         /S/ WILLIAM J. CARROLL                 June 15, 2001
         ------------------------               ------------------
         W. J. Carroll

         /S/ J. KEVIN GILLIGAN                  June 15, 2001
         ------------------------               ------------------
         J. K. Gilligan

         /S/ DAVID A. KOCH                      June 15, 2001
         ------------------------               ------------------
         D. A. Koch

         /S/ LEE R. MITAU                       June 15, 2001
         ------------------------               ------------------
         L. R. Mitau

         /S/ JAMES H. MOAR                      June 15, 2001
         ------------------------               ------------------
         J. H. Moar

         /S/ MARTHA A.M. MORFITT                June 15, 2001
         ------------------------               ------------------
         M. A.M. Morfitt

         /S/ MARK H. RAUNEHORST                 June 15, 2001
         ------------------------               ------------------
         M. H. Rauenhorst

         /S/ WILLIAM G. VAN DYKE                June 15, 2001
         ------------------------               ------------------
         W. G. Van Dyke